AGREEMENT TO ASSUME TRANSFER AGENT ROLE
UNDER PARTICIPANT AGREEMENTS

This AGREEMENT TO ASSUME TRANSFER AGENT ROLE UNDER PARTIClPANT AGREEMENTS (the "Agreement") is made and entered into as of this 14 day of May, 2013 between Guggenheim Distributors, LLC (f/k/a Rydex Distributors, LLC), a Kansas Limited Liability Corporation ("GD") and The Bank of New York Mellon ("BNYM"), and is subject to acceptance by the Rydex ETF Trust ("Trust").

WHEREAS, GD and various third-party broker dealers (the "Participants") are parties to the participant agreements listed in Exhibit J (collectively the "Participant Agreements") and setting forth certain premises and procedures by which the Participants may create and/or redeem Creation Units (as defined in the Participant Agreements) of shares of the Fund or Funds (as defined in the Participant Agreements);

WHEREAS, the Trust intends to terminate State Street Bank and Trust Company's ("SSB") provision of Transfer Agent (as defined in the Participant Agreements) services for each Fund under the Participant Agreements on the dates specified in Exhibit II to this Agreement (for each Fund an "Effective Date") with respect to the creation and redemption of the Fund shares;

WHEREAS, pursuant to the contract dated 23rd day of April between BNYM and the Trust providing for the provision of Transfer Agent services to the Trust, as of the Effective Date for each Fund, the Trust intends to retain BNYM to provide Transfer Agent services with respect to the creation and redemption of the Fund shares;

WHEREAS, the Trust has amended the Participant Agreements to change the Transfer Agent from SSB to BNYM (the "Amendment") by negative consent and, unless the Participants object to the Amendment in writing by May 13, 2013, the Participants will be deemed to have consented to the Amendment and therefore to agree to continue to maintain their respective relationships, rights, and obligations under the Participant Agreements as amended;

WHEREAS, BNYM agrees to provide Transfer Agent services for the Trust as of each Fund's Effective Date with respect to the creation and redemption of that Fund's shares on the same terms as set forth in each of the Participant Agreements and the Amendment, provided however that BNYM may update Attachment A as permitted under the Participant Agreement to reflect procedures utilized by BNYM in processing orders for creation of redemption of Creation Units;

NOW THEREFORE, for and in consideration of the premises contained herein and for other good and valuable consideration the receipt and sufficiency of which the parties acknowledge, the parties do herby mutually agree to the following:
1. The foregoing recitals are true and correct and incorporated herein by reference.
2. Prior to any Fund's Effective Date, SSB will continue to operate as that Fund's Transfer Agent under the terms set forth in the Participant Agreements.
3. On and after each Fund's Effective Date, BNYM agrees to act as Transfer Agent for each Fund under the terms set forth in each of the Participant Agreements and the Amendment, provided however that BNYM may update Attachment A as permitted under the Participant Agreement to reflect procedures utilized by BNYM in processing orders for creation of redemption of Creation Units.

4. The Trust may change the Effective Date for any Fund(s) through notice to SSB, BNYM, GD, and Participants at least 48 hours in advance of the Effective Date.

5. To induce BNYM to accept the assignment the Trust represents and warrants to BNYM that to the best of its knowledge, each of the Participant Agreement and the Amendment are valid, binding and enforceable against each of the Participants and Trust in accordance with its respective terms, is in full force and effect as of the date hereof and that as of the date hereof, there have been no amendments to or modifications remaining undisclosed to BNYM, and no party to the Participant Agreement is in default or breach of any of such party's obligations thereunder.

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6. This Agreement may be executed in any number of counterparts which, collectively, shall constitute one and the same instrument. Facsimile and PDF signatures shall be effective as original signatures with regard to this amendment.

[Signatures on following page]

Page 2 - AGREEMENT TO ASSUME TRANSFER AGENT ROLE UNDER PARTICIPANT AGREEMENTS between GuggenheimDistributors,LLC and The Bank of New York Mellon, dated May 14, 2013.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of this 14th day of May, 2013.

GUGGENHEIM DISTRIBUTORS, LLC	THE BANK OF NEW YORK MELLON

BY: /s/ AMY J. LEE	BY: /s/ TIMOTHY DRISCOLL
TITLE: VP & Secretary	TITLE: VICE PRESIDENT
Address: 805 King Farm Boulevard	Address:
Suite 600	Telephone: 212-635-8641
Rockville, Maryland 20850	Fascsimile: 212-809-9520
Telephone:
Fascsimile:

RYDEX ETF Trust

BY: /s/ NIKOLOAS BONOS
TITLE: Vice President and Treasurer
Address: 805 King Farm Boulevard
Suite 600
Rockville, Maryland 20850
Telephone: 301-2965125
Fascsimile: 301-296-5113

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EXHIBIT I

PARTICIPANT AGREEMENTS SUBJECT TO THIS
AGREEMENT TO ASSUME TRANSFER AGENT ROLE UNDER PARTICIPANT
AGREEMENTS

No.	Participant	Date of Participant Agreement
1	ABN AMRO Clearing Chicago LLC(F/K/A Fortis Clearing Americas)	7-May-10
2	Barclays Capital Inc.	22-Dec-10
3	BNP Paribas Sec Services	13-Oct-06
4	BNY ConvergEx Execution Solutions LLC Citadel Securities LLC	22-Jun-11
5	Citadel Securities LLC	19-Jul-11
6	Citigroup	6-Dec-10
7	Credit Suisse First Boston Corp	18-Jan-07
8	Deutsche Bank Securities Inc.	lS-Feb-07
9	Goldman Sachs& Co.	2-May-05
10	Goldman Sachs Execution & Clearing, l.P.	2-May-05
11	Jefferies LLC	2-Dec-09
12	JP Morgan Securities (F/K/ A Bear Sterns)	17-Dec-07
13	Knight Clearing Services LLC	2010
14	Merrill Lynch Professional Clearing Corp.	4-Jan-07
15	Merrill, Lynch, Pierce, Fenner & Smith	30-Nov-10
16	Mizuho Securities USA Inc.	16-Apr-13
17	Morgan Stanley & Co. Incorporated	6-Feb-05
18	National Financial Services LLC	25-Jan-10
19	New Edge USA LLC(F/K/A Fimat USA, LLC)	29-Aug-07
20	Nomura Securities International, Inc.	12-0ct-10
21	RBC Capital Markets Corporation	2010
22	Timber Hill LLC	7-Jul-05
23	UBS Securities LLC	9-Jul-07
24	Virtu Financial (F/K/ A EWT, LLC)	13-Mar-09
25	Wed bush Securities Inc.	11-May-12

Page 4 - AGREEMENT TO ASSUME TRANSFER AGENT ROLE UNDER PARTICIPANT AGREEMENTS between GuggenheimDistributors,LLC and The Bank of New York Mellon, dated May 14, 2013.

EXHIBIT ll
FUND EFFECTIVE DATES

FUND NAME		FUND TICKER SYMBOL	EFFECTIVE DATE
Guggenheim	Russell Top 50® Mega Cap ETF	XLG.IV	06/03/2013
Guggenheim	S&P 500® Equal Weight ETF	RSP.lV	06/03/2013
Guggenheim	S&P 500® Pure Value ETF	RPV.lV	06/03/2013
Guggenheim	S&P 500® Pure Growth ETF	RPG.lV	06/03/2013
Guggenheim	S&P MidCap 400® Pure Value ETF	RFV.lV	06/03/2013
Guggenheim	S&P MidCap 400® Pure Growth ETF	RFG.1V	06/03/2013
Guggenheim	S&P SmallCap 600® Pure Value ETF	RZV.IV	06/03/2013
Guggenheim	S&P Small Cap 600® Pure Growth ETF	RZG.IV	06/03/2013
Guggenheim	S&P 500® Equal Weight Materials ETF	RTM.lV	06/03/2013
Guggenheim	S&P 500® Equal Weight Industrials ETF	RGI.IV	06/03/2013
Guggenheim	S&P 500® Equal Weight Technology ETF	RYT.lV	06/03/2013
Guggenheim	S&P 500® Equal Weight Health Care ETF	RYH.IV	06/03/2013
Guggenheim	S&P 500® Equal Weight Consumer Staples ETF	RHS.IV	06/03/2013
Guggenheim	S&P 500® Equal Weight Consumer Discretionary ETF	ReD.IV	06/03/2013
Guggenheim	S&P 500® Equal Weight Energy ETF	RYE.lV	06/03/2013
Guggenheim	S&P 500® Equal Weight Financial ETF	RYF.IV	06/03/2013
Guggenheim	S&P 500® Equal Weight Utilities ETF	RYU.IV	06/03/2013
Guggenheim	Russell 1000® Equal Weight ETF	EWRI.IV	06/03/2013
Guggenheim	Russell 2000® Equal Weight ETF	EWRS.IV	06/03/2013
Guggenheim	Russell MidCap Equal Weight ETF	EWRM.IV	06/03/2013
Guggenheim	MSCI Emerging Markets Equal Weight ETF	EWEM.lV	07/01/2013

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